FIFTH
                         AMENDED AND RESTATED
                         CONSULTING AGREEMENT

      Fifth Amended and Restated Agreement dated January 20, 2012 between Scientific Industries, Inc., a Delaware Corporation (the "Company") and Joseph G. Cremonese ("JC") and Laboratory Innovation Company, Ltd., a Pennsylvania sub-chapter S corporation, of which JC is President, director and sole stockholder ("LIC").

      Whereas, JC through LIC (collectively the "Consultants") and the Company desire to amend and restate the Fourth Amended and Restated Consulting Agreement dated January 7, 2011 relating to the consulting services rendered by the Consultants to the Company.

      IT IS HEREBY AGREED as follows:
      1. Consultants will continue to provide pursuant to this Agreement consulting services at the request of the Company with respect to the development and marketing of products of the Company for the 12-month period ending December 31, 2012 for a minimum of 60 days per the 12 month period (the "Minimum"), at the guaranteed rate of $660.00 per day. Any days of service in excess of 96 days during such 12-month period shall be subject to Consultant's availability and the Company and the Consultants agreeing to a rate of compensation for such additional days.

      2. Consultants will provide a minimum of five days in any given month with a goal of six days per month on average. As special requirements (i.e. trade shows) are presented, Consultants will make available as many days as needed in any month provided that the Company provides Consultants at least 21 days prior notice.

      3. (a) Payment for the foregoing service should be made to Laboratory Innovation Company, P.O. Box 1907, Greensburg, PA
15601-6907, at the rate of $3,300.00 per month, payable within 10 days of the calendar month in which the services are rendered.

                  (b) to the extent that on December 31, 2012, the number of days of Consultant's services for the 12 months then ended is less or more than 60 days the following shall apply:

             (i) if less, the Company shall be entitled to a credit equal to the product of (A) the number of days below the Minimum and (B) the guaranteed rate, with the credit to be applied to the monthly payments and unreimbursed expenses payable pursuant to Paragraph 4 for the immediately following month or months of service under the Agreement, with any balance outstanding as of the termination or expiration of this Agreement to be paid in full by Consultants to the Company within 30 days following such expiration or termination; and

             (ii) If more, the Company shall pay LIC within 30 days of such determination, the product of (A) the number of days which exceed the Minimum, and (B) the guaranteed rate; subject to provisions in
Section 1 as to days of service in excess of 96 hours during such period

             (c) In the event of a termination of this Agreement on a date other than December 31, 2012, the determination of the credit or deficiency shall be based on a pro rata portion determined by the number of months and fraction of a month, if any, from December 31, 2011 to the termination date.

      4. Expenses will be submitted on an expense report with original receipts. Routine expenses will include: public transportation, taxi fares, hotels, parking, tolls and auto mileage at the then standard mileage rate for business miles driven set forth by the Internal Revenue Service. Meals will only be submitted as an expense item during trade shows or required Company meetings. All expenses are subject to approval by an authorized officer of the Company with air travel charges and other expenditures to be pre-approved.

      5. A Summary Plan of Consulting Services and Duties will be provided at the beginning of each quarter of the year and will be defined and agreed upon during a monthly conference telephone call with the President and Executive Vice President. Broad based objectives, as outlined in the Company's Business Plan, will be implemented routinely, without the need for a specific conference, and a monthly summary report will be submitted to account for the time spent on such routine activities.

      6. The previously executed Confidentiality Information Agreement and Non-Competition Agreement by the Company and the Consultant, in the form of Exhibits A and B hereto shall remain in effect shall survive the expiration or termination of the Agreement for whatever reason.

      7. This Fifth Amended and Restated Consultant Agreement replaces the Fourth Amended and Restated Consultant Agreement and shall terminate, except as to Section 6, on December 31, 2012 unless terminated earlier by either the Company or the Consultants on at least 60 days prior written notice.

      					Laboratory Innovation Co., Ltd.

      /s/ Joseph G. Cremonese		      /s/ Joseph G. Cremonese
      __________________________	By:  _______________________
      Joseph G. Cremonese		     Joseph G. Cremonese

      Agreed:

      Scientific Industries, Inc.

      By:  /s/ Helena R. Santos
      _________________________
      Helena R. Santos, President and Chief Executive Officer